Exhibit 10.13

EXECUTION

ADVISORY SERVICES AGREEMENT

THIS ADVISORY SERVICES AGREEMENT (this “Agreement”) is made and entered into as of January 8, 2004 by and between Diversified Collection Services, Inc., a Nevada corporation (the “Company”), and Parthenon Capital, LLC, a Delaware limited liability company (“Parthenon”).

WHEREAS, the Company is a wholly owned subsidiary of DCS Holdings, Inc., a Delaware corporation (the “Parent”)

WHEREAS, the Company desires to retain Parthenon and Parthenon desires to perform for the Company and its subsidiaries certain services;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

1. Engagement. The Company hereby engages Parthenon to act as its business advisor, and Parthenon hereby agrees to render advisory services to the Company, all on the terms and subject to the conditions set forth below.

2. Term. This Agreement shall be in effect for an initial term of five (5) years commencing on the date hereof (the “Term”), and shall be automatically extended thereafter on a year to year basis unless the Company or Parthenon provides written notice of its desire to terminate this Agreement to the other party 90 days prior to the expiration of the Term or any extension thereof. No termination of this Agreement, whether pursuant to this paragraph or otherwise, shall affect the Company’s obligations with respect to the fees, costs and expenses incurred by Parthenon in rendering services hereunder and not reimbursed by the Company or any other fees otherwise payable to Parthenon hereunder as of the effective date of such termination.

3. Services. Parthenon shall perform or cause to be performed such customary advisory services for the Company and its subsidiaries as are requested by the Company’s board of directors, the boards of directors (or similar governing body) of the Company’s affiliates and the management of the Company and its subsidiaries and as are mutually agreeable to the Company and Parthenon. Such advisory services may include but are not limited to: support of management, board and committee participation, advice with respect to development and implementation of strategies for the operating, marketing and financial performance of the Company and its subsidiaries, evaluation of acquisition opportunities, if any, evaluation of corporate initiatives, assistance in obtaining financing and operations under any financing agreements.

4. Personnel. Parthenon shall provide and devote to the performance of this Agreement such partners, employees and agents of Parthenon as Parthenon shall deem appropriate for the furnishing of the services required thereby.

5. Advisory Fee. Commencing as of the date hereof, on a quarterly basis in advance, the Company shall pay to Parthenon (or its designees) an amount equal to the product of (a) 0.25, multiplied by (b) the cumulative amount of funds invested by Parthenon, its affiliates and co-investors in the Parent, the Company or their subsidiaries as of the start of such quarter (it being understood that cumulative investment by such entities as of the closing of the transactions contemplated by the Stock Purchase Agreement will equal the purchase price for the preferred stock purchased by Parthenon, its affiliates and co-investors pursuant to the Investor Agreement, dated the date hereof, between the Parent and such entities).

6. Placement and Closing Fees.

(i) Upon the closing (the “Closing”) of the transactions contemplated by that certain Stock Purchase Agreement, dated as of the date hereof, by and among the Parent, the Company, and the stockholders of the Company (the “Stock Purchase Agreement”) shall pay to Parthenon in immediately available funds an amount equal to $1,827,209.86.

(ii) Following the date of the Closing, at the time of any purchase of equity by Parthenon and/or its affiliates in the Parent or the Company, the Company shall pay to Parthenon a placement fee in immediately available funds in an amount equal to one percent (1.0%) of the amount paid to the Parent in connection with such purchase.

(iii) At the time of any other equity or debt financing of the Parent, the Company or any of their respective subsidiaries prior to a Qualified Public Offering (as defined in the Parent’s certificate of incorporation), the Company shall pay to Parthenon a placement fee in immediately available funds in an amount equal to one percent (1.0%) of the gross amount of such financing (including the committed amount of any revolving credit facility), plus out-of-pocket fees and expenses incurred in connection therewith or related thereto.

7. Expenses.

(i) The Company shall reimburse Parthenon, upon request from time to time, for all of Parthenon’s reasonable out-of-pocket expenses incurred in connection with the provision of services hereunder and the attendance at any meeting of the boards of directors of the Parent, the Company, its subsidiaries or any committees thereof related to the services Parthenon shall provide the Company or its affiliates in accordance with this Advisory Agreement or otherwise in any way relating to the Company or in any way relating to, or arising out of, the direct or indirect investment in or ownership of the Parent or its affiliates by any fund affiliated with Parthenon.

(ii) Legal and Other Fees and Expenses. The Company shall reimburse Parthenon for the fees and disbursements of legal counsel, accountants, other consultants and advisors, related to the services Parthenon shall provide the Company or its affiliates in accordance with this Advisory Agreement or otherwise in any way relating to, or arising out of, the direct or indirect investment in or ownership of the Parent or its affiliates by any fund affiliated with Parthenon.

(iii) Acquisition or Financing Expenses. The Company shall reimburse Parthenon for any out-of-pocket expenses in connection with add-on acquisitions or financings for the Company or its affiliates.

8. Payments.

(i) All fees payable pursuant to this Agreement shall be non-refundable, absolute, irrevocable and unconditional shall be paid by wire transfer of immediately available funds to Parthenon or, at Parthenon’s direction, to its designees and paid without offset, defense, claim, deduction or any other claim and irrespective of the level, quality or amount of service provided. Without in any way limiting any rights or remedies that Parthenon may have at law or in equity, all payments not made hereunder on the date on which they are due, shall accrue interest until paid in full at the rate of 12% per annum, compounded as of the last day of each month.

(ii) The Company and Parthenon hereby agree and acknowledge that, so long as there are amounts outstanding under the Senior Loan Agreement or Loan Agreement (as defined below), the Company shall not make any payments hereunder (and Parthenon will not take any action in respect thereof) so long as an Event of Default or Default shall have occurred and be continuing, provided that such payments will accrue but not be payable until it is permitted to be paid pursuant to this Section 8(b), Section 7.4 of the Senior Loan Agreement and Section 7.6 of the Loan Agreement. The terms “Event of Default” and “Default” shall have the meanings given thereto in each of (i) the Loan Agreement, dated as of the date hereof, by and among DCS Holdings, Inc., DCS Business Services, Inc, and Allied Capital Corporation (the “Loan Agreement”) and (ii) the Credit Agreement, dated as of the date hereof, by and among DCS Business Services, Inc., Madison Capital Funding LLC, as agent and lead arranger and the financial institutions party thereto (the “Senior Loan Agreement”).

9. Information. The Company shall furnish to Parthenon such information as Parthenon believes to be appropriate to its engagement hereunder (all such information so furnished being referred to hereinafter as the “Information”). The Company recognizes and confirms that Parthenon (a) will use and rely primarily on the Information and information available from generally recognized public sources in performing the services contemplated by this letter without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information.

10. Liability. Neither Parthenon nor any other Indemnified Party (as defined in Section 11 below) shall be liable to the Parent, the Company or their subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from willful misconduct or bad faith on the part of an Indemnified Party in performance of Parthenon’s obligations hereunder. Parthenon makes no representations or warranties, express or implied, in respect of the services to be provided by Parthenon or any of the other Indemnified Party. In no event will either party hereto be liable to the other for any indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or in respect of any liabilities relating to any third party claims (whether based in contract, tort or otherwise) other than the Claims (as defined in Section 11 below) relating to the service to be provided by Parthenon hereunder.

11. Indemnification. The Company and Parent shall jointly and severally indemnify and hold harmless Parthenon and its affiliates and each of their respective directors, officers, employees, affiliates and agents (collectively, the “Indemnified Parties”) from and against any and all actions, claims, liabilities, obligations, damages or expenses arising out of or in connection with Parthenon’s engagement or provision of services hereunder or any action of any Indemnified Party in connection therewith, and the Company shall advance expenses, including reasonable legal fees and disbursements, for which any Indemnified Party would be entitled by this Advisory Agreement to be indemnified (collectively, “Claims”). The Company shall defend at its own cost and expense any and all suits and actions (just or unjust) which may be brought against the Company, Parent or any Indemnified Parties or in which any of the Indemnified Parties may be impleaded with others upon any Claims, or upon any other matter, directly or indirectly, related to or arising out of this Agreement or the performance hereof by any of the Indemnified Parties, except that if such damage shall be proven to be the direct result of bad faith or willful misconduct by an Indemnified Party, then Parthenon shall reimburse the Company for the costs of defense and other costs incurred by the Companies.

12. Notices. Any notice, report or payment required or permitted to be given or made under this Agreement by one party to the other shall be deemed to have been duly given or made if personally delivered, telecopied (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Boston, Massachusetts time on a business day, and otherwise on the next business day, or mailed by registered or certified mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid), to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other):

To the Company:

Diversified Collection Services, Inc.
333 North Canyon Parkway,
Suite 100,
Livermore, California 94551
Attention:	Chief Financial Officer

To Parthenon:

Parthenon Capital, LLC
20 State Street, 8th Floor
Boston, Massachusetts 02109
Facsimile:	(415) 913-3913
Attention:	Will Kessinger, Managing Director
Brian Golson, Principal

13. Assignment. Neither party may assign any obligations hereunder to any other party without the prior written consent of the other party; provided that Parthenon may, without the consent of the Company, assign its rights and obligations under this Agreement to any of its affiliates, in which case the assignor shall not be liable for the performance of any assignee.

14. Benefit of Agreement. This Agreement and all the obligations and benefits hereunder shall inure to the benefit of the parties hereto and their successors and permitted assigns; provided, that the provisions of Section 8(ii) hereof shall inure to the benefit of Holders (as defined in the Loan Agreement) and the Lenders (as defined in the Senior Loan Agreement), who shall each be third party beneficiaries of such provisions and shall have the right to specifically enforce such provisions against the parties hereto.

15. Counterparts. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

16. Parthenon as an Independent Contractor. Parthenon and the Company agree that Parthenon and/or its affiliates shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither Parthenon nor its directors, officers or employees shall be considered employees or agents of the Company as a result of this Agreement nor shall any of them have authority to contract in the name of or bind the Company as a result of this Agreement, except as expressly agreed to in writing by the Company.

17. Entire Agreement: Modification: Waiver; Governing Law. The terms and conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein. No modifications of this Agreement nor waiver of the terms or conditions hereof shall be binding upon either party unless approved in writing by an authorized representative of such party. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof. All issues concerning this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the Commonwealth of Massachusetts.

18. MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON, AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, OR RELATED TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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ADVISORY SERVICES AMENDMENT

WHEREAS, Diversified Collection Services, Inc., a Nevada corporation (the “Company”) and PCP Managers, LLC (“Parthenon”) (as successor to Parthenon Capital, LLC), a Delaware limited liability company, are party to that certain Advisory Services Agreement, dated as of January 8, 2004, as amended from time to time (the “Agreement”).

WHEREAS, pursuant to that certain letter agreement entered into on January 15, 2012 by and among Parthenon, Ernest K. Jacquet and John C. Rutherford, Parthenon Capital, LLC’s Managing Members (as defined in the letter agreement) assigned all of their interests and management powers to Parthenon.

WHEREAS, both parties desire to amend the Agreement as of March 19, 2012 (the “Amendment”).

NOW, THEREFORE, the parties agree as follows:

1. Section 8(ii) of the Agreement shall be deleted in its entirety and replaced with the following:

“(ii) The Company and Parthenon hereby agree and acknowledge that, until all obligations under the Senior Loan Agreement (as defined below) have been Paid in Full (as defined in the Senior Loan Agreement) and all commitments under the Senior Loan Agreement have been terminated, the Company shall not make any payments hereunder (and Parthenon will not take any action in respect thereof) if such payments are not permitted to be paid under Section 7.4 of the the Senior Loan Agreement; provided that such payments will accrue but not be payable until such payments are permitted to be paid pursuant to Section 7.4 of the Senior Loan Agreement. For purposes of this Section 8(ii), “Senior Loan Agreement” means the Credit Agreement, dated as of March 19, 2012, by and among DCS Business Services, Inc., Madison Capital Funding LLC, as agent for the lenders party thereto and the financial institutions party thereto as lenders, as such Credit Agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.”

2. Effect of the Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the parties under the Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle either of the parties or any other person to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Agreement in similar or different circumstances.

3. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

DIVERSIFIED COLLECTION SERVICES, INC.

By.	/s/ Hakan Orvell
Name:	Hakan Orvell
Its:	Chief Financial Officer and Vice President

PCP Managers, LLC

By.
Name:
Its:

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

DIVERSIFIED COLLECTION SERVICES, INC.

By.
Name:
Its:

PCP Managers, LLC

By.	/s/ Gerii Grossman
Name:	Gerii Grossman
Its:	CFO